Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in Registration Statement No. 333-127667 on Form S-8 of our report dated March 10, 2006 appearing in this Annual Report on Form 10-K of Heartland Payment Systems, Inc. and Subsidiary for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
March 10, 2006